Exhibit 32.1


            CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
           18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Edd Helms Group, Inc.(the "Company"), on Form 10-KSB for the year ending May 31, 2004, as filed with the Securities and Exchange Commission on the date hereon (the "Report"), I, , W. Edd Helms, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:   March 25, 2005

/s/_W. Edd Helms__________
W. Edd Helms
Chief Financial Officer